As filed with the Securities and Exchange Commission on July 10, 2017

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

3D SYSTEMS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	95-4431352
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

333 Three D Systems Circle Rock Hill, South Carolina	29730
(Address of Principal Executive Offices)	(Zip Code)

2015 Incentive Plan of 3D Systems Corporation

(Full titles of the Plan)

Andrew M. Johnson, Esq.

Executive Vice President, Chief Legal Officer and Secretary

3D Systems Corporation

333 Three D Systems Circle

Rock Hill, South Carolina 29730

(Name and Address of Agent for Service)

(803) 326-3900

(Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer”, “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if smaller reporting company)	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price per Share(2)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, par value $0.001 per share	7,140,011 shares	$17.95	$128,163,197.45	$14,854.11

(1)	The 7,140,011 shares of common stock, par value $0.001 per share (“Common Stock”), being registered hereunder are reserved for issuance pursuant to the Amended and Restated 2015 Incentive Plan of 3D Systems Corporation (the “Plan”). Pursuant to Rule 416 of the U.S. Securities Act of 1933, as amended (the “Securities Act”), there is also being registered such indeterminate number of Shares that may be necessary to adjust the number of Shares reserved for issuance pursuant to the Plan as a result of a stock split, stock dividend, recapitalization or other similar transaction effected without the Registrant’s receipt of consideration which results in an increase in the number of the outstanding shares of Common Stock of the Registrant.
(2)	Estimated in accordance with Rules 457(h) and 457(c) under the Securities Act, solely for the purpose of calculating the total registration fee. The price per share and aggregate offering price are based upon the average of the high and low prices of the Registrant’s Common Stock, as reported on the New York Stock Exchange on July 6, 2017.

EXPLANATORY NOTE

On May 19, 2015, 3D Systems Corporation, a Delaware corporation (the “Registrant”), filed a Registration Statement on Form S-8 with the Securities and Exchange Commission (the “Commission”) to register 6,300,000 shares of Common Stock for issuance pursuant to the Plan.

This Registration Statement registers an additional 7,140,011 shares of Common Stock for issuance under the Plan in connection with an amendment and restatement of the Plan, which was approved by the stockholders of the Registrant on May 16, 2017.

Accordingly, and pursuant to General Instruction E to Form S-8, the contents of the Registration Statement on Form S-8 filed on May 19, 2015 (File No. 333-204305) is incorporated by reference herein.

PART II

Information Required in the Registration Statement and Explanatory Note

Item 3. Incorporation of Documents by Reference

The Registrant hereby incorporates by reference into this Registration Statement the following documents previously filed with the Commission:

(a)	Annual Report on Form 10-K for the year ended December 31, 2016 as filed on February 28, 2017;

(b)	The information specifically incorporated by reference into the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2016 from the Registrant’s Definitive Proxy Statement on Schedule 14A as filed on March 29, 2017;

(c)	The Quarterly Report on Form 10-Q for the quarter ended March 31, 2017 as filed on May 3, 2017;

(d)	The Current Reports on Form 8-K as filed with the Commission on March 17, 2017, March 29, 2017, March 31, 2017, May 17, 2017 and June 8, 2017; and

(e)	The description of our Common Stock contained in our Registration Statement on Form 8-A, filed with the Commission on May 13, 2011 and any amendment or report filed with the Commission for the purpose of updating the description.

All reports and other documents filed pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), after the date of this Registration Statement and prior to the filing of a post-effective amendment that indicates that all securities offered hereby have been sold or that deregisters all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents.

Any document and any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein, or in any other subsequently filed document that also is incorporated or deemed to be incorporated by reference herein, modifies or supersedes such document or statement. Any such document or statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement. Subject to the foregoing, all information appearing in this Registration Statement is qualified in its entirety by the information appearing in the documents incorporated by reference.

Nothing in this Registration Statement shall be deemed to incorporate information furnished but not filed with the Commission pursuant to Item 2.02 or Item 7.01 of Form 8-K.

Item 5. Interests of Named Experts and Counsel

The validity of the shares of Common Stock offered under this Registration Statement has been passed upon for the Registrant by Andrew M. Johnson, Esq., Executive Vice President, Chief Legal Officer and Secretary of the Registrant. Mr. Johnson has been granted awards under the Plan and is eligible to receive additional awards under the Plan.

Item 8. Exhibits

The Registrant has filed the exhibits listed on the accompanying Exhibit List filed with this Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rock Hill, State of South Carolina, on this 10th day of July, 2017.

3D SYSTEMS CORPORATION

By:	/s/ VYOMESH I. JOSHI
Vyomesh I. Joshi
President, Chief Executive Officer and Director

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Vyomesh I. Joshi and Andrew M. Johnson, or either of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ VYOMESH I. JOSHI Vyomesh I. Joshi	Chief Executive Officer, President and Director (principal executive officer)	July 10, 2017

/s/ JOHN N. MCMULLEN	Executive Vice President and Chief Financial Officer	July 10, 2017
John N. McMullen	(principal financial and accounting officer)

/s/ G. WALTER LOEWENBAUM, II	Chairman of the Board of Directors	July 10, 2017
G. Walter Loewenbaum, II

/s/ WILLIAM E. CURRAN	Director	July 10, 2017
William E. Curran

/s/ THOMAS ERICKSON	Director	July 10, 2017
Thomas Erickson

/s/ CHARLES W. HULL	Executive Vice President, Chief Technology	July 10, 2017
Charles W. Hull	Officer and Director

/s/ WILLIAM D. HUMES	Director	July 10, 2017
William D. Humes

/s/ JIM D. KEVER	Director	July 10, 2017
Jim D. Kever

/s/ CHARLES G. MCCLURE, JR.	Director	July 10, 2017
Charles G. McClure, Jr.

/s/ KEVIN S. MOORE	Director	July 10, 2017
Kevin S. Moore

/s/ JOHN J. TRACY	Director	July 10, 2017
John J. Tracy

/s/ JEFFREY WADSWORTH	Director	July 10, 2017
Jeffrey Wadsworth

EXHIBIT INDEX

Exhibit Number	Exhibit
4.1	Certificate of Incorporation of Registrant. (Incorporated by reference to Exhibit 3.1 to Registrant’s Form 8-B filed on August 16, 1993, and the amendment thereto, filed on Form 8-B/A on February 4, 1994.)

4.2	Amendment to Certificate of Incorporation filed on May 23, 1995. (Incorporated by reference to Exhibit 3.2 to Registrant’s Registration Statement on Form S-2/A, filed on May 25, 1995.)

4.3	Certificate of Designation of Rights, Preferences and Privileges of Preferred Stock. (Incorporated by reference to Exhibit 2 to Registrant’s Registration Statement on Form 8-A filed on January 8, 1996.)

4.4	Certificate of Designation of the Series B Convertible Preferred Stock, filed with the Secretary of State of Delaware on May 2, 2003. (Incorporated by reference to Exhibit 3.1 to Registrant’s Current Report on Form 8-K, filed on May 7, 2003.)

4.5	Certificate of Elimination of Series A Preferred Stock filed with the Secretary of State of Delaware on March 4, 2004. (Incorporated by reference to Exhibit 3.6 to Registrant’s Annual Report on Form 10-K for the year ended December 31, 2003, filed on March 15, 2004.)

4.6	Certificate of Elimination of Series B Preferred Stock filed with the Secretary of State of Delaware on June 9, 2006. (Incorporated by reference to Exhibit 3.1 to Registrant’s Current Report on Form 8-K, filed on June 9, 2006.)

4.7	Certificate of Amendment of Certificate of Incorporation filed with Secretary of State of Delaware on May 19, 2004. (Incorporated by reference to Exhibit 3.1 to Registrant’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2004, filed on August 5, 2004.)

4.8	Certificate of Amendment of Certificate of Incorporation filed with Secretary of State of Delaware on May 17, 2005. (Incorporated by reference to Exhibit 3.1 to Registrant’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2005, filed on August 1, 2005.)

4.9	Certificate of Amendment of Certificate of Incorporation filed with the Secretary of State of Delaware on October 7, 2011. (Incorporated by reference to Exhibit 3.1 to Registrant’s Current Report on Form 8-K filed on October 7, 2011.)

4.10	Certificate of Designations, Preferences and Rights of Series A Preferred Stock, filed with the Secretary of State of Delaware on December 9, 2008. (Incorporated by reference to Exhibit 3.1 to Registrant’s Current Report on Form 8-K, filed on December 9, 2008.)

4.11	Certificate of Elimination of Series A Preferred Stock filed with the Secretary of State of Delaware on November 14, 2011. (Incorporated by reference to Exhibit 3.1 to Registrant’s Current Report on Form 8-K filed on November 15, 2011.)

4.12	Certificate of Amendment of Certificate of Incorporation filed with the Secretary of State of Delaware on May 21, 2013. (Incorporated by reference to Exhibit 3.1 to Registrant’s Current Report on Form 8-K filed on May 22, 2013.)

4.13	Amended and Restated By-Laws. (Incorporated by reference to Exhibit 3.1 to Registrant’s Current Report on Form 8-K, filed on December 28, 2016.)

4.14	Amended and Restated 2015 Incentive Plan of the Registrant. (Filed herewith.)

5.1	Opinion of Andrew M. Johnson Esq. (Filed herewith.)

23.1	Consent of BDO USA, LLP, Independent Certified Public Accountants. (Filed herewith.)

23.2	Consent of Andrew M. Johnson Esq. (Contained in Exhibit 5.1)

24.1	Power of Attorney (Included on the signature pages to this Registration Statement on Form S-8)